Exhibit 10.8.1

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

SALES REPRESENTATIVE AGREEMENT

This SALES REPRESENTATIVE AGREEMENT (this “Agreement”) is effective as of January 31, 2011 (the “Effective Date”) and is by and between Ambarella Inc., a Cayman Islands corporation, having its principal place of business at P.O. Box 309 GT, Ugland House, So. Church St, George Town, Grand Caymans, Cayman Islands (“COMPANY”), and WT MICROELECTRONICS CO., LTD., a Taiwanese corporation, having its principal place of business at 14F, No. 738, Chung Cheng Road, Chung Ho City, Taipei Hsien, Taiwan, R.O.C. and its subsidiaries and affiliates (collectively referred to as “Representative”). COMPANY and Representative are each a “party” hereunder and, collectively, are the “parties” hereunder.

AGREEMENT

WHEREAS, Representative desires to act as a non-exclusive sales representative of COMPANY in accordance with the terms, conditions and provisions of this Agreement for the “Products” to be sold to the customers within the “Territory,” where “Products,” and “Territory” are terms defined in this Agreement; and

NOW, THEREFORE, in light of the foregoing premises, the mutual covenants set forth herein, and for other consideration, the receipt and adequacy of which the parties acknowledge, COMPANY and Representative hereby agree as follows:

1.	PRODUCTS

The term “Product” or “Products” as used herein shall mean the COMPANY products identified on Exhibit A hereto (collectively, the “Products”), which may be amended from time to time by the Company in its sole discretion upon thirty (30) days prior notice to Representative.

2.	APPOINTMENT/TERRITORIES

(a)	COMPANY hereby appoints Representative, and Representative hereby accepts the appointment, as a non-exclusive sales representative for the Products in those territories identified on Exhibit B hereto (collectively, the “Territory”), subject to the terms and conditions of this Agreement. COMPANY shall be free to directly solicit, attempt and complete sales of Products, or any products and/or services in the Territory at any time. COMPANY shall be free to modify or limit the Territory with thirty (30) days prior written notice to Representative.

(b)	COMPANY reserves the right to appoint additional sales representatives of Products, or any products and/or services in the Territory with thirty (30) days prior written notice to Representative.

3.	TERM

Subject to the provisions of Section 14, this Agreement shall be effective as of the Effective Date and will remain in force for a period of twelve (12) months from the Effective Date (the “Term”), unless terminated earlier in accordance with the provisions of this Agreement. If the parties continue to perform under this Agreement after the expiration of the Term, this Agreement will

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then automatically renew for successive fixed terms of twelve (12) months each unless terminated by written notice at least sixty (60) days prior to each consecutive anniversary date hereof.

4.	DUTIES OF REPRESENTATIVE

(a)	Representative shall use its best efforts to vigorously introduce, promote the sale of, solicit and obtain new and additional orders for Products from existing and potential design and manufacturing customers (each a “Customer” and collectively the “Customers”) in the Territory, and to timely deliver Products to Customers upon acceptance of Customers’ purchase orders. Representative shall send a copy of each Customer’s purchase order accepted to COMPANY no later than three (3) working days after such acceptance.

(b)	Representative shall send to COMPANY monthly point of sale reports (“POS Reports”) within three (3) working days after the end of each month, which Representative agrees will include information to be agreed by both parties, including but not limited to items listed in Exhibit D. COMPANY shall review the content of the POS Reports and may request additional information from Representative.

(c)	Representative shall send to COMPANY monthly reports of the details of Products stored in the warehouse of Representative. The details of every day inbound/outbound data shall include, but not limited to, tracking numbers, part numbers, quantity, and Customer’s names and respective purchase order and invoice numbers. In addition to the monthly reports, Representative will provide COMPANY with daily and/or weekly data of the details of Products stored in the warehouse of Representative.

(d)	Representative shall provide and maintain, at its own expense, a competent and adequately trained, skilled and motivated sales organization for the solicitation, and sale of Products to Customers.

5.	PRICE

The price to be paid by Representative for any Products ordered pursuant to this Agreement shall be as set forth in COMPANY price quotations and shall be payable in US dollars.

Prices are exclusive of any and all applicable customs duties, tariffs, value-added, sales and use taxes, as well as any other applicable taxes, fees and government charges, imposed on the sale of COMPANY Products, excluding, however, any income tax based on COMPANY’s net income.

6.	COMMISSION

COMPANY shall pay to Representative a sales commission in the amount corresponding to a percentage (“Commission Rate”) of the net invoice amount for the Products invoiced by Representative to the Customers in the Territory. The Commission Rate(s) is set forth in Exhibit

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C hereto. Commissions are earned with respect to Products only when Representative has delivered the Products to Customers and made full payments to COMPANY for such Products. Except as provided herein, Commissions shall be paid by the 28th day of the month in which COMPANY receives the POS Report provided by Representative reflecting the Commissionable Sales, provided that COMPANY receives the full payment for Products each month according to the Section 7 herein.

Representative shall provide to COMPANY copies of all Customer’s purchase orders and invoices in respect of Commissionable Sales of Products made by the Representative.

7.	PAYMENT

Except as provided herein, payment terms for all Products shall be within [***] days after the end of the calendar month of the invoice date hereunder issued by COMPANY, unless otherwise agreed between the parties. Payment terms for Broadcast Products shall be at the end of the first calendar month that is least [***] days after the invoice date issued by COMPANY, unless otherwise agreed between the parties. All payments shall be made in United States dollars in immediately available funds.

8.	ORDERS

(a)	Representative shall issue purchase orders to COMPANY and all orders are subject to acceptance or rejection by COMPANY in its sole discretion. No purchase order shall be binding upon COMPANY unless and until so accepted in writing by COMPANY’s duly authorized representative.

(b)	(COMPANY shall acknowledge receipt of Representative’s orders in writing or via facsimile within three (3) working days of receipt.

9.	DELIVERY/TITLE/RISK OF LOSS

(a)	COMPANY will deliver the Products from a Hong Kong warehouse of the Company’s choosing or other location as agreed by both parties and shall give standing instructions to Representative to transport Products from the Company’s warehouse or other agreed locations to the warehouse of Representative.

(b)	Representative shall be responsible for the storage cost of Products in its warehouse. Representative shall also be responsible for any damages or losses to Products stored in the warehouse of Representative.

(c)

The title and risk of loss and damages of Products shall be passed to Representative when Products are made available to the carrier at the warehouse of COMPANY for shipment to Representative. Representative shall keep Products properly insured during transportation to Representative’s

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warehouse, during the storage and handling of the Products in Representative’s warehouse.

(d)	COMPANY will issue the invoice to Representative at the time of shipment of Products to Representative.

10.	WARRANTY

COMPANY represents and warrants to Representative that the Products, for a period of twelve (12) months, will be free from material defects in materials and workmanship and will operate substantially in conformance with COMPANY’s documentation. This warranty period begins the date Products are shipped from Representative to its Customers. The foregoing warranty does not apply to any Products which have been subject to misuse, including but not limited to static discharge, neglect, accident or modification or which have been soldered or altered during assembly and are not capable of being tested by COMPANY under its normal test conditions. COMPANY’s obligation for Products failing to meet this warranty shall be to refund the purchase price of the nonconforming Product, or to replace or repair the nonconforming Products, provided that Representative follows COMPANY’s RMA procedures. COMPANY shall bear the cost of freight and insurance for returned Products. The warranty on any replacement Product shall be the same as that of the original Products. Representative will have no right or authority to make any further representations, warranties or guarantees on behalf of COMPANY in connection with the sale of Products to its Customers.

THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND NON-TRANSFERABLE AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. COMPANY NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER WARRANTY OR LIABILITY IN CONNECTION WITH SALE OR USE OF THE PRODUCTS AND COMPANY MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO ANY PRODUCT OTHER THAN THE COMPANY PRODUCTS. ANY PROTOTYPES OR PRE-RELEASE COMPANY PRODUCTS THAT MAY BE FURNISHED BY COMPANY ARE FURNISHED “AS IS” WITH NO WARRANTIES OF ANY KIND. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.	DISCONTINUED PRODUCTS

COMPANY, in its sole discretion, may (i) discontinue or limit the manufacture and/or sale of any Products, and (ii) modify the design, specifications or construction of any COMPANY Products, or portion thereof (provided that, for COMPANY’s commitments to Representative under accepted orders, the modification has equivalent form, fit and function), but COMPANY shall not thereby incur any obligation to provide such modification(s) on COMPANY Products previously purchased by Representative. COMPANY shall give Representative at least one

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hundred and eighty (180) days advance written notice of any discontinuance. When faced with shortages, COMPANY shall allocate, limit or terminate the production and sale of COMPANY Products in its sole discretion. COMPANY shall not in any event incur any liability arising out of or related to the exercise of its rights under this Section 11.

12.	INDEMNIFICATION

COMPANY shall, at its expense, defend Representative against any claim brought against Representative to the extent that it is based on a claim that a COMPANY Product as supplied hereunder infringes any patents, copyright, trade secret, or trademark of a third party. COMPANY shall pay all costs, damages and reasonable attorney’s fees that a court finally awards as a result of such claim. To qualify for such defense and indemnification, Representative must: (a) give COMPANY prompt written notice of any such claim, and (b) allow COMPANY to control the defense of such claim and all related settlement negotiations. If such a claim of infringement is made or in COMPANY’s opinion likely to be made against a COMPANY Product, then Representative agrees to immediately cease any and all use, sale and other exploitation of such Product. COMPANY at its option, may obtain for Representative the right to continue to use and market the Products, replace them with non-infringing Products, or modify said Products so that they become non-infringing.

Notwithstanding the foregoing, this Section 12 shall not apply to, and COMPANY shall have no liability for, any claim is based on: (i) any product, technology or modification (whether in the form of hardware, Software, documentation or otherwise) not provided by COMPANY to Representative hereunder, (ii) any deliverables, improvements, enhancements, modifications, derivative work, feedback, suggestions or other items performed or requested by Representative, if the infringement relates to such items, (iii) the combination of any COMPANY Products with any equipment, device, firmware or software not furnished by COMPANY, including without limitation the Customer’s Products, unless the Products alone would have caused the infringement, (iv) Representative’s failure to use, incorporate and have incorporated any changes, revisions or updates to the COMPANY Products provided by COMPANY, (v) COMPANY’s compliance with specifications, designs or instructions provided by or on behalf of Representative, (vi) any infringement or allegation of infringement of any Standards Patent (“Standards Patent” means a patent owned by a third party that covers, is associated with or infringed by the H.264 standard, the MPEG-2 and MPEG-4 standard and any other adopted industry standard that is implemented by the COMPANY Product that is the subject of a claim (including any software that accompanies such Product), or (vii) any unauthorized use or distribution of any COMPANY Products.

THIS SECTION 12 STATES THE SOLE AND EXCLUSIVE LIABILITY, AND THE SOLE REMEDY, OF THE COMPANY FOR INFRINGEMENT OR ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES BY ANY PRODUCT OR TECHNOLOGY (WHETHER IN THE FORM OF HARDWARE, SOFTWARE, DOCUMENTATION OR OTHERWISE) PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION THE COMPANY PRODUCTS, AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF

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LAW), STATUTORY OR OTHERWISE, IN REGARD TO SUCH INFRINGEMENT OR ALLEGATIONS OR INFRINGEMENT, INCLUDING WITHOUT LIMITATION THE WARRANTY OF NON-INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

13.	PRODUCT LIABILITY

COMPANY shall indemnify, defend and hold harmless Representative from and against any liabilities, claims, demands damages and losses arising out of the death of or injury to any person or damages to any property alleged to have directly resulted from defect in or malfunction of any Products except for such liabilities, claims, demands damages and losses arising or caused by the Representative’s or its Customers’ negligence.

14.	TERMINATION

(a)	This Agreement may be terminated at any time, for any reason, without cause, and without penalty and without compensation, except as provided for in this Agreement, by either party upon giving the other party ninety (90) days advance written notice.

(b)	Either party may terminate this Agreement (i) if the other party fails to cure any material breach, default or non-compliance of or with any term or condition hereof (including without limitation Representative’s failure to pay any amounts owed to COMPANY when due) that is capable of cure within thirty (30) days of receiving notice of such breach, default or non-compliance, (ii) upon notice in the event of a material breach, default or non-compliance by other party that is not capable of cure, (iii) if the other party ceases its business, or otherwise terminates its business operations, relating to the subject matter of this Agreement or (iv) if the other party becomes insolvent or seeks protection under any bankruptcy, insolvency, receivership, trust deed, creditors arrangement or comparable proceeding, or if any such proceeding is instituted against the other party and such proceeding is not dismissed within ninety (90) days, or if a receiver or trustee is appointed for any of the other party’s property, or if the other party makes an assignment for the benefit of creditors or becomes unable to meet its financial obligations in the normal course of business.

(c)	In the event of any termination of this Agreement, Representative shall return all Products in the Representative’s warehouse within three (3) working days and COMPANY shall be responsible for the freight and insurance costs of such returns.

(d)

Upon any termination or expiration of this Agreement, Representative shall promptly either return to COMPANY or destroy to the satisfaction of COMPANY all copies of COMPANY’s Confidential Information in Representative’s possession. The provisions of Sections 6, 7, 10, 12, 13, 14, 15,

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16, 17, 18, 20 and 21 of this Agreement shall survive any termination or expiration of this Agreement.

(e)	In the event of termination or expiration of this Agreement for any reason, neither party shall be liable to the other, because of such termination or expiration, for compensation, reimbursement or damages on account of the loss of prospective profits, anticipated sales or goodwill or on account of expenditures, inventory, investments, leases or commitments in connection with the business of COMPANY or Representative. Termination or expiration shall not, however, relieve either party of obligations incurred: (i) prior to termination or expiration of this Agreement, including without limitation payment obligations, and (ii) under any provision that survives termination or expiration

15.	CONFIDENTIALITY

(a)	“Confidential Information” shall mean the business, marketing and technical information, whether tangible or intangible, of either party which is disclosed to the other party or its employees, agents, or contractors (collectively “Recipient”) by reason of the parties’ relationship hereunder, either directly or indirectly, in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, if in written form, marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure. Notwithstanding, all information relating to Products, current and prospective Customers, pricing information and other commercial terms of sale is hereby designated as Confidential Information. Recipient shall receive and use the Confidential Information only for performance of Recipient’s obligations hereunder, and will not use Confidential Information for any other purposes, and shall not disclose such Confidential Information to any third parties.

(b)	It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

(i)	was in the public domain at the time it was disclosed through no breach of a confidentiality obligation by Recipient;

(ii)	was known to Recipient at the time of disclosure through a source or sources other than the disclosing party with no confidentiality restrictions;

(iii)	is disclosed with the prior written approval of the disclosing party; or

(iv)	was independently developed by Recipient without reference to or use of Confidential Information.

16.	USE OF TRADEMARKS/TRADENAMES

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During the term of this Agreement, COMPANY grants Representative a limited license to use COMPANY’s trademarks, trade names, service marks and logos in connection with Representative’s sale, advertisement and promotion of Products, provided COMPANY’s prior written approval is obtained. Upon termination of this Agreement, Representative shall cease to use any such marks, names or logos and shall, within a reasonable time, remove any reference to COMPANY from its advertising and promotional material. Any goodwill arising from use of COMPANY’s trademarks, trade names, service marks or logos by Representative or its Customers shall inure solely to the benefit of COMPANY. Ownership and all right, title and interest in and to any valid and enforceable trademarks, trade names, service marks or logos used with any Products are and shall remain vested solely in COMPANY. Upon any expiration or termination of this Agreement, Representative’s rights and license shall terminate immediately and Representative shall immediately cease all further use of COMPANY’s trademarks, trade names, service marks and logos.

17.	INTELLECTUAL PROPERTY

(a)	Ownership by COMPANY. COMPANY and/or its licensors own and shall retain all right, title and interest in and to the technology and design incorporated in the COMPANY Products and all intellectual property rights embodied in the COMPANY Products. All designs, data, drawings, software and other technical information and technology provided by COMPANY to Representative in connection with the COMPANY Products shall remain the sole property of COMPANY and/or its licensors.

(b)	No Reverse Engineering. Representative shall in no event (i) reverse engineer any COMPANY Products, (ii) disassemble any portion of an COMPANY Products, including without limitation by removing any components from their respective housings, or otherwise attempt to derive the structure or logic underlying any COMPANY Products, (iii) copy, modify or make any reproduction of any COMPANY Products in whole or in part through mechanical or other means, or (iv) use, inspect or analyze any COMPANY Products other than solely as necessary for the exercise of Representative’s rights under this Agreement.

(c)	Proprietary Notices. Representative shall not obscure, modify or remove any patent, copyright, trademark or other proprietary notices, markings or legends from the COMPANY Products.

(d)

No Implied Licenses. Except as expressly set forth in this Agreement, no license or other right is granted by COMPANY hereunder, directly or by implication, estoppel or otherwise, and no such license or other right will arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. Representative shall have no right to, and shall not attempt or purport to, grant any license or sublicense to any technology provided by COMPANY to Representative under this Agreement, including without limitation any technology in the COMPANY Products or any intellectual property

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rights embodied in such technology. ALL RIGHTS NOT EXPRESSLY GRANTED HEREIN ARE RESERVED TO COMPANY OR ITS LICENSORS

18.	LIMITATION OF LIABILITY

(a)	IN NO EVENT WILL COMPANY BE LIABLE TO REPRESENTATIVE FOR LOSS OF PROFITS, USE OR GOODWILL, COSTS OF COVER, OVERHEAD OR DUE TO DELAYS IN SHIPMENT, OR ANY SPECIAL, INDIRECT, INCIDENTAL, RELIANCE, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT FOR BREACH OF ANY CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15 OF THIS AGREEMENT), HOWEVER CAUSED AND WHETHER ARISING FROM CONTRACT, TORT, NEGLIGENCE OR ANY OTHER LEGAL OR EQUITABLE THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT.

(b)	IN NO EVENT WILL COMPANY’S TOTAL AGGREGATE LIABILITY ARISING IN ANY WAY IN CONNECTION WITH, OR RELATING TO, THIS AGREEMENT EXCEED [***] BY REPRESENTATIVE TO COMPANY FOR THE SPECIFIC COMPANY PRODUCTS WHICH GIVE RISE TO A CLAIM FOR SUCH LIABILITY. HOWEVER, THE FOREGOING LIMITATION OF LIABILITY IN THIS SECTION 18(b) SHALL NOT APPLY WITH RESPECT TO: (i) INDEMNIFICATION PROVIDED FOR IN SECTION 12 ABOVE, AND (ii) BREACH OF ANY CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15 ABOVE OF THIS AGREEMENT.

(c)	THE LIMITATIONS IN THIS SECTION 18 WILL APPLY EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY LOSSES, COSTS OR DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THIS SECTION DOES NOT EXCLUDE OR LIMIT LIABILITY FOR PERSONAL INJURY OR DEATH TO THE EXTENT THAT SUCH LIABILITY CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

19.	NOTICES

(a)	Any notice or other communication given or made under this Agreement shall be in writing and shall be delivered personally or by messenger to the other party or sent by pre-paid registered mail, reputable recognized international over-night courier, airmail or facsimile to the address of that party specified in this Agreement, or to that party’s facsimile number thereat. A party may change its address and/or facsimile number for such notices by providing written notice to the other party of such change.

(b)	Unless the contrary is proved, each such notice or communication will be deemed to have been given or made and delivered, if by mail three (3) days after

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posting, if by courier one (1) day after dispatch, if by personal or messenger delivery when left at the relevant address or, if by facsimile upon transmission, subject to the correct code or facsimile number being received on the transmission report and such transmission report being thereafter retained by the originating party of the facsimile.

20.	RECORDS; AUDIT RIGHTS

Representative shall retain originals or copies of all quotations, orders, invoices, correspondence and other documents relating to Products purchased and sold hereunder for a minimum of one (1) year following the termination or expiration of the Representative relationship created hereby. COMPANY shall have the right during the term of this Agreement and one (1) year following the termination or expiration of this Agreement, at its sole expense, except as otherwise provided herein, by itself and through representatives, to examine and to audit (i) all records and accounts containing transaction and marketing data for COMPANY’s Products; and (ii) Representative’s inventory tracking and management systems. COMPANY shall have the right to conduct such an audit upon three (3) working days’ notice. In the event any such audit reveals that Representative has not complied with any terms or conditions of this Agreement, Representative shall promptly cease, and undertake its best efforts to remedy, all such non-compliance and, without in any way limiting COMPANY’s remedies for such non-compliance, COMPANY shall have the option to terminate this Agreement for breach pursuant to Section 14 of this Agreement.

21.	GENERAL

(a)	Independent Contractor. It is understood and agreed that Representative is an independent contractor of COMPANY. It is further understood and agreed to that each party hereto is engaged in the operation of its own business and neither will be considered the agent, partner or co-venturer of the other for any purpose whatsoever. Nothing contained in this Agreement will be construed to establish a relationship that would allow either party to make representations or warranties on behalf of the other except as expressly set forth herein. Representative is solely responsible for Representative’s employees and agents, if any, and for any and all claims, liabilities, damages and debts of any type whatsoever that may arise on account of Representative’s activities, or those of Representative’s employees or agents, in the performance of this Agreement.

(b)	Assignment. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Additionally, Representative shall not transfer, pledge or assign this Agreement or enter into any form of sub-sales Representative agreement concerning any of its obligations hereunder without the prior written consent of COMPANY. Notwithstanding, COMPANY may assign any of its rights or obligations to its affiliates. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

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(c)	Entire Agreement; Termination of All Pre-Existing Sales Representation, Distribution or Other Agreements Existing Between the Parties. This Agreement and the exhibits hereto constitute the entire Agreement between and final understanding of the parties with respect to the subject matter of this agreement, and supersedes and terminates any and all prior or contemporaneous negotiations, representations, understandings, discussions, offers and/or agreements between the parties, whether written or verbal, express or implied, bilateral or unilateral, relating in any way to the subject matter of this Agreement, including but not limited to the Distributor Agreement dated October 1, 2005 between the COMPANY and Wintech Microelectronics, Co., Ltd. This Agreement is intended by the parties to be a complete and wholly integrated expression of their understanding and agreement relating to the subject matter hereof and the parties’ commercial relationship, and this Agreement may not be altered, amended, modified or otherwise changed in any way except by a written instrument which specifically identifies the intended alteration, amendment, modification or other change and clearly expresses the intention to so change this Agreement, signed by the Representative and the COMPANY.

(d)	No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect the right of such party to require performance of that or any other provision at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

(e)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.

(f)	Force Majeure. Neither party shall be liable for failure to fulfill its obligations under this Agreement due to flood, extreme weather, other acts of God or natural calamity, fire, theft, war, riot, embargo, earthquake, acts of governmental agency or military authority, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources or similar causes beyond its reasonable control. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

(g)	Conflicting Terms. Unless otherwise agreed to in writing by both parties, the parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms in any purchase order, sales acknowledgement, confirmation or any other document issued by either party.

(h)	Headings. Headings of paragraphs herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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(i)	Governing Law. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to or application of choice of law rules or principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

The parties agree that all actions, proceedings, disputes and claims concerning the interpretation or the performance of this Agreement, including without limitation questions involving its existence, validity and duration shall be resolved through binding arbitration conducted in accordance with the rules and procedures of the Judicial Arbitration and Mediation Services (JAMS) by one (1) arbitrator appointed in accordance with said rules. Any such arbitration shall be held in Santa Clara County, California. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the parties, and each party shall bear its own costs and attorneys’ and witness’ fees incurred in connection with the arbitration. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration requirement and without any abridgment of the powers of the arbitrator.

(j)	Compliance with Laws. Representative agrees to comply with all applicable export and reexport control laws and regulations, including the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations (“ITAR”) maintained by the Department of State. Specifically, Representative covenants that it shall not — directly or indirectly — sell, export, reexport, transfer, divert, or otherwise dispose of any products, software, or technology (including products derived from or based on such technology) received from COMPANY under this Agreement to any destination, entity, or person prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations. Representative agrees to indemnify, to the fullest extent permitted by law, COMPANY from and against any fines or penalties that may arise as a result of Representative’s breach of this provision. This export control clause shall survive termination or cancellation of this Agreement. Each party agrees to comply with all applicable laws and regulations in the exercise and performance of its rights and obligations under this Agreement, including the U.S. Foreign Corrupt Practices Act, and will not engage in any illegal or unethical practices.

(k)

Equitable Relief. Representative agrees that Representative’s breach of this Agreement would cause COMPANY irreparable harm. Accordingly, without limiting its other remedies, COMPANY shall have the right to obtain equitable

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relief for Representative’s breach of this Agreement without the requirement of establishing irreparable harm or posting of a bond.

(l)	Language. This Agreement is in the English language and any versions of this Agreement in any other language shall not be binding on the parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date set forth.

COMPANY:

AMBARELLA, INC.

By:	/s/ Fermi Wang

Name:	Fermi Wang

Title:

REPRESENTATIVE:

WT MICROELECTRONICS CO., LTD.

By:	/s/ Eric Cheng

Name:	Eric Cheng

Title:	President

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EXHIBIT A

PRODUCTS

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EXHIBIT B

TERRITORY

Asia, excluding Japan

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EXHIBIT C

COMMISSION

Broadcast Product Commission

A.	Company shall pay to Distributor an earned sales commission [***] on sales of Broadcast Products.

B.	Commissions are earned with respect to Broadcast Products only when Distributor has delivered the Broadcast Products to Customers and Distributor has made full payments to the Company for such Broadcast Products.

Non-Broadcast Product Commission

A.	Company shall pay to Distributor an earned sales commission on sales of non-Broadcast Products according to the rates set forth in the table below. As new customer accounts are obtained, the parties will meet in good faith to assign a commission rate to such new account based upon the Guiding Principles described below.

B.	Guiding Principles: In general, unless otherwise agreed by the parties Company shall pay Distributor a commission at the rate of (i) [***] by the Company or one of the Company’s other sales representatives or agents. The commission rate for sales made to an ODM or contract manufacturer will generally be the same as for the commission rate of the OEM with whom the design win was procured.

C.	Process for New Accounts: The parties will update the following table from time to time as appropriate to add or delete customer accounts falling within Distributor’s Territory.

Non-Broadcast Product Commission Rates

Customer Name	FY12 Commission Rate
[***]	[***	]

[***] Confidential treatment has been requested for the bracketed portions and the following two (2) pages. The confidential redacted portion and the following two (2) pages have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D

POS Report Information List

POS Reports shall include the following categories of information for the month covered by the report, with each category supported by detailed data:

i. All purchases made by Representative from COMPANY during the month

ii. All shipments made by Representative to customers and returns from the customers.

iii. Inventory reconciliation showing beginning inventory, received quantity, any returns and ending inventory

iv. Calculation of Commission

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.